The following exhibits to the U.S. Polo Association, Ltd. Shareholders' are omitted and will be provided to the Commission upon request.

Exhibit 1 License Assignment Agreement dated October 8, 1998 between Quade Inc. and U.S. Polo Association Ltd.
Exhibit 2 Indemnity Letter dated October 8, 1998


                           U.S. POLO ASSOCIATION, LTD
                             SHAREHOLDERS' AGREEMENT



         AGREEMENT, effective the 8th day of October, 1998, by and among Iron Will Group Ltd., a British Virgin Island Corporation, with an address c/o Jordache Enterprises, Inc., 1411 Broadway, New York, NY ("Iron Will"), and American Resources and Development Company, a Utah corporation, with an address at 3855 5. 500 West, Suite R, Salt Lake City, UT 84115 ("Ardco") (each a Shareholder, and collectively, the "Shareholders") and U.S. Polo Association, Ltd., a British Virgin Island Corporation (the "Corporation")

         WHEREAS, each Shareholder is the record and beneficial owner of fifty percent (50%) of the Corporation's issued and outstanding stock (each an "Ownership Interest"); and

         WHEREAS, the Shareholders consider it to be in their best interest to discourage each other from engaging in a Transfer Event, as hereinafter defined, and to ensure continuity of management.

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows.

I.       Transfer of an Ownership Interest

(a)      Limitation of Transfer.
No Shareholder may, directly or indirectly, sell, assign, mortgage, hypothecate, transfer, pledge, create a security interest in or lien upon, encumber, gift, place in trust, or otherwise voluntarily or involuntarily dispose of its Ownership Interest (collectively, a "Transfer Event") in the Corporation except in accordance with the terms of this Agreement, and as required by the terms of the loan being extended by Jordache Enterprises, Inc. to Ardco as of this date.

(b) Effect of Certain Transfers. No actual or purported transfer or encumbrance of any Ownership Interest or interest therein, whether voluntary or involuntary, not in accordance with the provisions of this Agreement, shall be valid or effective to grant to the transferee of, or claimant with respect to, such interest any right (including, without limitation, any right to cause the registration of such interest in his name or on his behalf on the books of the Corporation, to receive any distributions or to vote), title or interest in or to such Ownership Interest (all such right, title and interest being hereinafter referred to as "Ownership Rights") . Any purported transferor of any Ownership Interest shall not be entitled to, and specifically waives, its Ownership Rights from the date of such purported transfer or encumbrance until such transaction shall be rescinded.

(c) Issuance of Shares The Corporation shall not issue any Shares or any options, warrants or rights to purchase or acquire any Shares or other securities convertible or exchangeable for any Shares, without the prior written consent of all of the directors and Shareholders.

(d) Corporate Transactions. The Corporation shall not redeem, purchase, reclassify, recapitalize or otherwise acquire for any consideration any Shares
other  than  pursuant  to  Section  2,  without  the  written   consent  of  all
Shareholders.

2. Shareholder Transactions. If either Shareholder (the "Selling Shareholder11) shall wish to sell all, but not less than all, of the Ownership Interest in the Corporation owned by it then, in such event, the Selling Shareholder may do so only after strictly complying with the following provisions:

(a) The Selling Shareholder shall offer (the "Offer") to sell to the Corporation and to the other Shareholder (the "Non-selling Shareholder") all (but not less than all) of the Ownership Interest (i) at a purchase price (the "Purchase Price") determined pursuant to section (b) immediately below. The payment terms shall be twenty (20%) percent in cash at Closing with the

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

balance payable pursuant to the promissory note terms described in Section 3 hereof (collectively, the "Buyout Terms")

(b) The value of the Corporation shall be determined pursuant to the following formula: Ownership percentage in the Corporation

X [(i) Book value plus (ii)5 times (three times net pretax income for the fiscal year preceding the year of the Offer plus two times the net pre-tax income for the second fiscal year preceding the year of the Offer plus the net pre-tax income for the third fiscal year preceding the year of the Offer, with the total divided by six), but the aggregate of (i) and (ii) shall not be less than book value]. If the Corporation shall be in existence less than three fiscal years prior to the year in which the Offer is made, the formula shall be adjusted to adapt to such fact.


Book value and net pre-tax income shall conclusively be those amounts reported on the Corporation's Financial Statements for the specific fiscal year involved.
(c) The Corporation and the Non-selling Shareholder 3hall thereupon have the right and option for a period of 60 days }after the receipt of the Offer (the "Acceptance Period"), either (I) to accept the offer to purchase all (but not less than all) of the Ownership Interest on the Buyout Terms by delivering a written notice ("Notice of Acceptance") to the Selling Shareholder within the Acceptance Period or (ii) to reject the Offer. The Corporation shall have the first option to exercise the rights to purchase. If the Corporation elects to purchase less than all of the Subject Ownership Interest or declines to purchase any of the Subject Ownership Interest, the Non-selling Shareholder shall have the option to purchase the shares of the Selling Shareholder not acquired by the Corporation.

(d) If effective acceptance shall have been given, closing shall take place, within 30 days after the delivery of the Notice of Acceptance, at the offices of Jordache Enterprises, Inc., 1411 Broadway, New York, New York, or such other place mutually agreed upon by the parties (the "Closing")

(e) If effective acceptance shall not have been given by the Corporation and/or the Non-selling Shareholder by the delivery of a Notice of Acceptance within the Acceptance Period, as aforesaid, then the Selling Shareholder may sell the Ownership Interest at a price not less than the Purchase Price, and on terms not materially more favorable to the purchaser than the Buyout Terms, at any time within sixty (60) days (the "Option Period") after the expiration of the Acceptance Period.

(f) If the Selling Shareholder shall fail to sell the Ownership Interest as contemplated above within the Option Period, then the Ownership Interest may not be sold and the provisions of this Agreement shall continue to apply as if no Offer had been given.

(g) Any transferee of any Ownership Interest shall hold such Ownership Interest subject to the terms of this Agreement, and thereafter shall be referred to as one of the Shareholders as that term is used in this Agreement. Such transferee shall not have any rights, by virtue of his or her ownership of a Ownership Interest to be employed by the Corporation or to receive any compensation or benefits from the Corporation of any kind or nature whatsoever other than to share proportionately in distributions made by the Corporation, if any.

3. Promissory Note Terms. Any promissory note issued by a Shareholder or the Corporation pursuant to Section 2 hereof is hereinafter referred to as a "Promissory Note" and the person making such Promissory Note is hereinafter referred to as the "Maker". Each Promissory Note shall be payable in: (i) 120 equal monthly installments (such installments being herein referred to as "Installments") of principal, plus (ii) interest in an amount sufficient to pay all interest at the prime rate as declared from time to time by Citibank, N.A. (the "Prime Rate") in effect when the Installment is due. Each Installment shall be applied first to the payment of interest and then to the reduction of principal. Any unpaid interest will be added to the outstanding principal balance of the Promissory Note and interest shall accrue thereon at the rate provided for in the Promissory Note. Such Promissory Note shall provide for the acceleration of payments thereunder upon a default in the payment of principal or interest thereon, the voluntary or involuntary bankruptcy of the Maker or a default under any other material indebtedness of the Maker. Each Promissory Note may be prepaid by, and at the election of, the Maker at any time without premium or penalty, but with interest through the date of such prepayment. The Promissory Note shall be secured by the Ownership Interest, the acquisition of which generated production of the Promissory Note.

4. Management Each Shareholder agrees to vote his or her shares: (a) to cause the By-laws of the Corporation to provide for four (4) directors; (b) to cause Ralph Nakash ("Ralph") and Joseph Nakash ("Joe") to be elected at all times as directors of the Corporation; and to cause Robert Mintz ("Robert") and Will Papenfuss ("Will"), to be elected at all times as directors of the Corporation; and (c) to cause Joe at all times to be elected as Chairman of the Board, Ralph to be elected at all times as secretary, Robert Mintz to be elected at all times as president, and Will Papenfuss to be elected at all times as vice president of the Corporation.

Within 120 days after the execution of this Agreement, each of Iron Will and Ardco shall file in writing with the Corporation the name and address of the person(s) that it has selected to be its designee(s) in the event of the death, resignation or removal as officer and/or director of Joe or Ralph as to Iron Will or Robert and Will as to Ardco. Each designating party shall have the right to change its designee at any time.

5. Equitable Relief. The parties hereto agree and acknowledge that a breach of the provisions of this Agreement could not be adequately compensated by money damages. Accordingly, each party hereto shall be entitled, in addition to any other right or remedy available to it, to an injunction restraining such breach or any threatened breach to a specific performance of any such provision of this Agreement, and in either case, no bond or other security shall be required in connection therewith, and the parties hereto hereby consent to such injunction and the ordering of specific performance. 6. Term. This Agreement shall be effective for and have a term of twenty (20) years from the date written at the head of this Agreement.

7.       Arbitration.


(a) Forum. Any dispute arising out of or relating to this Agreement or the breach, termination or invalidity thereof, shall be finally settled by arbitration conducted in New York City in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Judgment upon the award rendered may be entered in any court having jurisdiction thereof.

(b) Costs and Expenses The successful party (as determined by the arbitral tribunal) shall be entitled to recover interest from the date of any breach and reimbursement of costs and expenses of the arbitration, including reasonable attorneys' fees incurred in connection therewith.


8.       Miscellaneous.

(a) Notices: Any and all notices, designations, consents, offers, acceptances, or any other communication provided for herein shall be made by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopies, or overnight air courier guaranteeing next day delivery to the intended recipient: 9 To Iron Will Group Ltd.


With a copy to:

c/o Jordache Enterprises, Inc. 1411 Broadway
New York, NY 10018

Howard W. Mechanic, Esq.
Muchnick, Golieb & Golieb, P.C.
630 Fifth Avenue - Suite 1425
New York, New York 10111


To American Resources and Development Company:

3855 S. 500 West, Suite R
Salt Lake City, UT 84115


with a copy to:


Except as otherwise provided in this Agreement, each such notice shall be deemed given at the time delivered by hand, if personally delivered; five (5) business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next business day after timely deliver to the courier, if sent by overnight air courier guaranteeing next day delivery.

(b) Entire Agreement; Amendment. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, representations and agreements. No change or modification of this Agreement shall be valid, binding or enforceable as against any Shareholder unless the same shall be in writing and signed by all of the directors and by shareholders owning at least two thirds (3/4) of the Corporation's issued and outstanding shares.


(c) Waiver. No failure or delay on the part of any Shareholder in exercising any right, power or privilege hereunder, and no course of dealing between an Entity and the Shareholders or either of them shall operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege hereunder preclude the simultaneous or later exercise of any other right, power or privilege. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights and remedies that the Shareholders or either of them would otherwise have. No notice to or demand on any Entity in any case shall entitle such Entity to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Shareholders or any of them to take any other of further action in any circumstances without notice or demand

(d) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

11 (e) Governing Law. This Agreement shall be governed and construed in accordance with the law of the State of New York applicable to contracts made and performed within New York, unless specifically prohibited by the law of the country of incorporation.

(f) Benefit and Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of each of the Shareholders, and their respective executors, administrators and personal representatives and heirs and assigns, and any holder of a Promissory Note as such.

(g) Attorneys' Fees. In any action or proceeding brought to enforce any provisions of this Agreement, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonably attorneys' fees in addition to any other available remedy.

         IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date first above written.

Iron Will Group Ltd.                    American Resources & Development Company

By:s/s Robert Speigeelman               By:s/s Robert Mintz, Vice President

                                      RIDER
                                       TO
                  SHAREHOLDERS AGREEMENT DATED OCTOBER 8, 1998
                      BY AND AMONG IRON WILL GROUP LIMITED,
                     RESOURCES AND DEVELOPMENT COMPANY AND
                           U.S. POLO ASSOCIATION LTD.

         9. The Company shall not without the unanimous approval of the Shareholders, take any of the following actions;

         (a) purchase or redeem any equity securities, pay or declare a dividend, whether in cash or in property, or otherwise authorize any distribution to shareholders;

         (b) purchase equity securities or loan to or invest in any business entity;

         (c)      incur debt in any twelve month period in excess of $250,000.00

         (d) sell or otherwise transfer securities of any subsidiary to any third party;

         (e) make any fundamental change in the operations of the Company as now conducted or as proposed to be conducted

         (f) make any change in the Articles of Incorporation or Bylaws of the Company.

         (g) adopt or amend the Corporation's Articles of Incorporation or Bylaws

         (h) elect or remove officers and directors of the Company.

         (i)      issue any stock of any class of the Company.

         (1)      approve  any  change  in  the   number  or  classification  of
                  authorized shares of the Company.

         (k) Approve any merger or consolidation of the Company with or into another corporation or other entity, or exchange of shares with another corporation, whether or not shareholder approval is required under the Act.
         (l) Approve any action which would result in shares of any class to the Company's securities being made subiect to a public offering.

         (m) Approve any sale of any patent or intellectual property right owned by the Company.

         (n) Approve the sale, 1ease, exchange or other disposition of all or substantially all of the property of the Company.

Iron Will Group Ltd.                    American Resources & Development Company

By: s/s Robert Speigeelman              By: s/s Will Papenfuss, President

Dated: October 8, 1998                  Dated: October 8, 1998


U.S. Polo Association, Ltd.

s/s Will Papenfuss, President
Dated: October 8, 1998